INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT


     This AGREEMENT, made as of this /s/20th day of /s/March, 1996, by and between Voyageur Funds, Inc., a Minnesota corporation (the "Company"), and Marquette Trust Company, a trust company organized under the laws of the State of Minnesota (the "Adviser").

     1. INVESTMENT ADVISORY AND MANAGEMENT SERVICES. The Company hereby engages the Adviser, and the Adviser hereby agrees to act as investment adviser for, and to manage the affairs, business and the investment of the assets of the Voyageur Financial Institutions ("VFI") Intermediate Duration Portfolio and the VFI Core Portfolio series of the Company (each a "Fund" and, collectively, the "Funds").

     The investment of the assets of each Fund shall at all times be subject to the applicable provisions of the Articles of Incorporation and Bylaws of the Company and the Registration Statement on Form N1-A of the Funds and any
representations contained in the Prospectus and Statement of Additional Information of the Funds and shall conform to the policies and purposes of each Fund as set forth in such Registration Statement, Prospectus and Statement of Additional Information and (a) as interpreted from time to time by the Board of Directors of the Company and (b) as may be amended or limited from time to time by such Board of Directors and/or the shareholders of each Fund as permitted by the Investment Company Act of 1940, as amended. Within the framework of the investment policies of each Fund, and subject to such other limitations and directions as the Board of Directors may from time to time prescribe, the Adviser shall have the sole and exclusive responsibility for the management of each Fund's assets and the making and execution of all investment decisions for each Fund, provided that the Adviser shall be authorized to retain a sub-adviser to assist the Adviser in furnishing investment advice to each Fund, and provided further that the Adviser shall be responsible for monitoring compliance by the sub-adviser with the investment policies and restrictions of each Fund and with such other limitations or directions as the Board of Directors of the Company may from time to time prescribe. The Adviser shall report to the Board of Directors of the Company regularly at such times and in such detail as the Board may from time to time determine to be appropriate, in order to permit the Board to determine the adherence of the Adviser to the investment policies of each Fund.

     The Adviser shall, at its own expense, furnish the Company with suitable office space, and all necessary office facilities, equipment and personnel for servicing the investments of the Funds. The Adviser shall arrange, if requested by the Company, for officers, employees or other Affiliated Persons (as defined in Section 2(a)(3) of the Investment Company Act of 1940, as amended and the rules, regulations and releases relating thereto) of the Adviser to serve without compensation from the Company as directors, officers or employees of the Company if duly elected to such positions by Fund shareholders or directors of the Company.

     The Adviser hereby acknowledges that all records necessary in the operation of each Fund, including records pertaining to its shareholders and investments, are the property of the Company, and in the event that a transfer of management or investment advisory services to someone other than the Adviser should ever occur, the Adviser will promptly, and at its own cost, take all steps necessary to segregate such records and deliver them to the Company.

     2. COMPENSATION FOR SERVICES. In payment for all services, facilities, equipment and personnel, and for other costs of the Adviser hereunder, the Company shall pay to the Adviser, from the assets of the respective Fund, a monthly investment advisory fee equivalent on an annual basis to .20% of the average daily net assets of each Fund (the "Basic Fee"). The Basic Fee shall be subject to adjustment based on a comparison of the respective Fund's investment performance for the applicable performance period to the investment records of a comparison index (individually a "Comparison Index" and, collectively, the "Comparison Indexes"), PROVIDED, HOWEVER, that the Basic Fee shall not be subject to any performance adjustment for the first 12 full calendar months following commencement of a Fund's operations. Following the expiration of such period for a Fund, the Basic Fee for such Fund shall be subject to a performance adjustment. For purposes of calculating such performance adjustment, the applicable performance period shall be a rolling 12-month period comprised of the most recent calendar month and the eleven immediately preceding calendar months. The Basic Fee, plus or minus the performance adjustment, shall be calculated and paid to the Adviser monthly. For each Fund, no change is made to the Basic Fee to the extent the Fund's performance falls within _.05% of the performance of the Fund's Comparison Index during the applicable performance period. If a Fund's performance exceeds that of its Comparison Index by .06% or more, the Basic Fee will be increased by the product of .002% and the number of basis points by which the Fund's performance has exceeded that of its Comparison Index, up to a maximum increase of .15% (on an annualized basis) for performance which exceeds the Comparison Index by .75% or more. Corresponding decreases will be made to the Basic Fee to the extent the Fund's performance falls below that of its Comparison Index by more than .05%, up to a maximum decrease of .15% for performance which falls .75% or more below that of the Comparison Index. The Comparison Index for VFI Intermediate Duration Portfolio will be the Lehman Brothers Mutual Fund (1-5 year) U.S. Government Index. The Comparison Index for VFI Core Portfolio will be the Lehman Brothers Mutual Fund Government Mortgage Index.

     The following table sets forth examples of resulting increases or decreases to the Basic Fee on an annualized basis given various performance results:

                                             ADJUSTMENT
   PERFORMANCE OF FUND RELATIVE             TO BASIC FEE
       TO COMPARISON INDEXES                (ANNUALIZED)
       ---------------------                ------------

          +.75  percentage                     +.15%
                points or more
          +.50                                 +.10
          +.25                                 +.05
          +.05                                 0
          0                                    0
          -.05                                 0
          -.25                                 -.05
          -.50                                 -.10
          -.75  percentage                     -.15
                 points or more

     In comparing the investment performance of a Fund to the investment record of its Comparison Index, dividends and other distributions of the Fund and dividends and other distributions made with respect to component securities of the Comparison Index during the performance period will be treated as having been reinvested. The investment performance of the Fund will be calculated based on the total return of the Fund for the applicable period, which consists of the total net asset value of the Fund at the end of the applicable period, including reinvestment of dividends and distributions, less the net asset value of the Fund at the commencement of the applicable period divided by the net asset value of the Fund at the commencement of the applicable period. Fractions of a percentage point are recorded to the nearest whole point (to the higher whole point if exactly one-half).

     For purposes of the calculation of such fee, "average daily net assets" for a particular period shall be determined on the basis of a Fund's net assets as determined as of the close of each business day of the month pursuant to the currently effective prospectus of such Fund. Such fee shall be payable on the fifth day of each calendar month for services performed hereunder during the preceding month. If a Fund commences operations after the beginning of a month or this agreement terminates prior to the end of a month, the fee for such Fund shall be pro-rated according to the proportion which such portion of the month bears to the full month.

3.   ALLOCATION OF EXPENSES.

     (a) In addition to the fee described in Section 2 hereof, each Fund shall pay all its costs and expenses which are not assumed by the Adviser. These Fund expenses include, by way of example, but not by way of limitation, fees of the directors who are not employees of the investment adviser or subadviser of any series of the Company or of any affiliate of any such investment adviser or subadviser, expenses of directors' and shareholders' meetings, including the cost of printing and mailing proxies, expenses of insurance premiums for fidelity and other coverage, expenses of redemption of shares, expenses of the issue and sale of shares (to the extent not borne by Voyageur Fund Distributors, Inc. (the "Underwriter") under its agreement with such Fund), expenses of printing and mailing stock certificates representing shares of such Fund, association membership dues, charges of such Fund's custodian, and bookkeeping, auditing and legal expenses. Each Fund will also pay the fees and bear the expense of registering and maintaining the registration of such Fund and its shares with the Securities and Exchange Commission and registering or qualifying its shares under state or other securities laws and the expense of preparing and mailing prospectuses, reports and statements to shareholders.

     (b) The Underwriter shall bear all advertising and promotional expenses in connection with the distribution of each Fund's shares, including paying for prospectuses for new shareholders, except that a Fund may use its assets to finance costs incurred in connection with the distribution of its shares except pursuant to a Plan of Distribution adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (as amended, the "Act").

     4. LIMIT ON EXPENSES. If the total expenses of a Fund for any fiscal year (including the fees payable to the Adviser but excluding interest, taxes, brokerage commissions or other costs of acquiring or disposing of any of such Fund's portfolio securities, distribution fees, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of such Fund's business, all to the extent permitted by applicable state law and regulation) exceed any expense limitation imposed by applicable state law, the Adviser shall reimburse such Fund for such excess in the manner and to the extent required by applicable state law; provided, however, that at no time shall the Adviser be required to make reimbursements for any fiscal period in excess of fees received pursuant to Section 2 hereof for that same period.

     5. FREEDOM TO DEAL WITH THIRD PARTIES. The Adviser shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered or the duties to be assumed hereunder.

     6. REPORTS TO DIRECTORS OF THE FUND. Appropriate officers of the Adviser shall provide the directors of the Company with such information as is required by any plan of distribution adopted by the Company on behalf of any Fund pursuant to Rule 12b-1 under the Act.

     7. EFFECTIVE DATE, DURATION AND TERMINATION OF Agreement. This Agreement shall become effective with respect to each Fund on the effective date of the post-effective amendment to the Company's Registration Statement on Form N1-A first registering shares of the Funds. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding shares of a Fund shall mean the lesser of (i) the vote of 67% or more of the voting shares of such Fund present at a regular or special meeting of shareholders duly called, if more than 50% of the Fund's outstanding voting shares are present or represented by proxy, or (ii) the vote of more than 50% of the outstanding voting shares of such Fund.

     Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect with respect to each Fund for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually (i) by the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding voting securities of the applicable Fund, and (ii) by the vote of a majority of the directors of the Company who are not parties to this Agreement or "interested persons", as defined in the Act, of the Adviser, the Sub-Adviser or the Company, cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated with respect to either Fund at any time, without the payment of any penalty, by the vote of the Board of Directors of the Company or by the vote of the holders of a majority of the outstanding shares of the respective Fund, or by the Adviser, upon sixty (60) days written notice to the other party. Any such termination may be made effective with respect to both the investment advisory and management services provided for in this Agreement or with respect to either of such kinds of services. This Agreement shall automatically terminate in the event of its assignment as defined in the Investment Company Act of 1940 and the rules thereunder, provided, however, that such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the Staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter. This Agreement shall automatically terminate with respect to a Fund upon completion of the dissolution, liquidation and winding up of such Fund.

     8. LIMITATION OF LIABILITY. The Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by any Fund or its shareholders in connection with the performance of its duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

     9. AMENDMENTS TO AGREEMENT. No material amendment to this Agreement shall be effective until approved by the vote of: (i) the majority of the directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the Act) of the Adviser or of the Company cast in person at a meeting called for the purpose of voting on such approval; and (ii) the holders of a majority of the outstanding shares of the applicable Fund.

     10. NOTICES. Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

     IN WITNESS WHEREOF, the Company and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the day and year indicated below.

                                        VOYAGEUR FUNDS, INC.



Date: /s/03/20/96                       By: /s/ John G. Taft
                                            -------------------------
                                                John G. Taft

                                          Title: /s/ President
                                                 --------------------
                                                     President


                                        MARQUETTE TRUST COMPANY



Date: /s/03/20/96                       By /s/ Craig W. Huntley
                                           --------------------------
                                               Craig W. Huntley

                                          Title: /s/ President
                                                 --------------------
                                                     President